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                                                                   EXHIBIT 10.22

                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT

      This Fourth Amendment to Credit Agreement is entered into as of this 27th day of June, 2000, and made effective as of January 1, 2000, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and SIMPLE TECHNOLOGY, INC., a California corporation ("Company"), whose principal office is located at 3001 Daimler Street, Santa Ana, CA 92705.

                                    RECITALS:

      A. Bank and Company entered into a certain Credit Agreement dated as of August 3, 1999 as amended by a First Amendment to Credit Agreement, a Second Amendment to Credit Agreement and a Third Amendment to Credit Agreement (the "Agreement"),

      B. The parties desire to further amend the Agreement, upon the following terms and conditions.

      NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. The following new definition shall be inserted immediately after the definition of "Collateral" on Page 3 of the Agreement:

            " `CORPORATE TAX LIABILITY' shall mean income tax liability of the Borrower's shareholders relating to salaries, wages and bonuses paid by Borrower to its shareholders and corporate income of Borrower taxable to its shareholders as a result of Borrower's Subchapter S election. For this purpose, it shall be assumed that income recognized by the shareholders of Borrower as a result of Borrower's election to be taxed as an S corporation is subject to Federal and State of California income tax at the highest marginal rates in effect for individuals."

      2. The following new definition shall be inserted immediately after the definition of "Indebtedness" on Page 6 of the Agreement:

            " `INITIAL PUBLIC OFFERING' shall mean a primary sale or sales of capital stock of Borrower pursuant to which not more than thirty percent (30%) of the issued capital stock of Borrower is offered for sale pursuant to a public offering thereof."

      3. The following new definition shall be inserted immediately after the definition of "Maturity Date" on Page 7 of the Agreement:

            " `NET PROCEEDS' shall mean proceeds from the Initial Public Offering net of (x) reasonable expenses associated with such issuance (including commissions, legal and accounting fees and other offering expenses), and (y) any tax expense incurred in connection with the termination of Borrower's election to be treated as an S corporation, to the extent such termination occurs in connection with the

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      Initial Public Offering, provided that the aggregate amount deducted on account of expenses described in clauses (x) and (y) shall not exceed fifteen percent (15%) of the gross proceeds of the Initial Public Offering."

      4. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

            "7.1 Declare or pay any cash dividends on, or make any other cash distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, other than:

            (a) so long as Borrower is taxed as a Subchapter S corporation and is not in default under this Agreement or the Notes, Borrower may distribute to its shareholders such amounts (herein called "Permitted Distribution Amounts") as may be required to allow such shareholders to pay actual or estimated Corporate Tax Liability;

            (b) so long as Borrower is not in default under this Agreement or the Notes, Borrower may distribute to its shareholders Permitted Distribution Amounts in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) per annum for application against actual or estimated personal income tax expenses owing and arising out of investment income or other earnings, except for Corporate Tax Liability;

            (c) a dividend payable in cash or by means of one or more promissory notes to Borrower's shareholders in an aggregate amount not to exceed the lesser of (i) the retained earnings of Borrower or (ii) Twenty Million Dollars ($20,000,000) which may be declared by Borrower prior to the Initial Public Offering and shall be considered shareholder equity for purposes of determining financial covenant calculations under this Agreement, provided that the payment thereof is conditioned upon: (i) the Initial Public Offering being completed on or before October 31, 2000 (the "IPO Date") and (ii) the Net Proceeds thereof being equal to or greater than Thirty Five Million Dollars ($35,000,000);

            (d) the repayment of additional paid in capital either in cash or by means of one or more promissory notes to Borrower's shareholders in an aggregate amount of Three Million Dollars ($3,000,000), provided that the payment thereof is conditioned upon: (i) the Initial Public Offering being completed on or before the IPO Date, and (ii) the Net Proceeds thereof being equal to or greater than Thirty Five Million Dollars ($35,000,000); and

            (e) the distribution permitted in Section 6.7 of the Agreement, as amended by the First Amendment to Credit Agreement;

            provided however, that dividends and distributions otherwise permitted hereunder may only be declared and/or paid if, upon giving effect to such declaration and/or payment, no Default or Event of Default shall exist."

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      5.    Section 7.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

            "7.2(b) Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (i) the Debt on the obligations from time to time secured by the Permitted Liens, (ii) the dividend payable notes described in Section 7.1(c) and (iii) the paid in capital notes described in Section 7.1(d)."

      6. The following new section is added immediately after Section 7.10 of the Agreement:

            "7.11 STOCK ISSUANCE. Issue any additional shares of its capital stock other than shares issued and authorized for sale pursuant to the Initial Public Offering."

      7. Company hereby ratifies and reaffirms the representations, warranties and covenants set forth in the Agreement.

      8. Company certifies that no Event of Default or Default (as defined in the Agreement) has occurred and is continuing.

      9. Company represents and warrants that its Articles of Incorporation and Bylaws delivered to Bank as of March 10, 2000 in connection with the Agreement, are in full force and effect and have not been modified, repealed or amended since the date thereof.

      10. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

      11. Except as specifically amended hereby, the Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

      12. Borrower agrees to pay all of Bank's costs and expenses (including attorneys fees and expenses) incurred in connection with the Agreement and/or this Amendment within fifteen (15) days of being presented with an invoice therefor.

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      IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                       SIMPLE TECHNOLOGY, INC.


                                       By: /s/ Manouch Moshayedi
                                           ------------------------------------
                                               Manouch Moshayedi
                                       Its:    CEO

                                       COMERICA BANK


                                       By: /s/ Mark C. Smith
                                           ------------------------------------
                                               Mark C. Smith
                                       Its:    Vice President